As filed with the Securities and Exchange Commission on March 12, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIVIDEND REINVESTMENT AND

STOCK PURCHASE PLAN

Sponsored by

SOUTHWEST GAS CORPORATION

(Exact name of Registrant as specified in its charter)

California	88-0085720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

KAREN S. HALLER

General Counsel, Compliance Officer and Corporate Secretary

Southwest Gas Corporation

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration Fee (3)
Common Stock ($1 par value)	511,414 shares	$43.07	$22,026,601	$0

(1)	In addition to the shares of common stock set forth in the table, pursuant to Rule 416 of the Securities Act, this Registration Statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with splits, stock dividends, recapitalizations or similar events.
(2)	Estimated solely for the purpose of Rule 457(c) under the Securities Act. The price is computed based upon the average of the high and low sale prices of Southwest Gas Corporation’s Common Stock on March 9, 2012, as reported on the New York Stock Exchange.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, all 511,414 shares of Southwest Gas Corporation’s common stock registered hereunder are the unsold shares of the 1,000,000 shares previously registered on Registration Statement No. 333-157930 initially filed on March 13, 2009 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $705.04 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Because a filing fee previously was paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415(a)(6), the offering of securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

PROSPECTUS

Dividend Reinvestment and Stock Purchase Plan

511,414 Shares

Common Stock, $1 Par Value

Southwest Gas Corporation (“Southwest” or the “Company”) is pleased to offer the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) to our shareholders, our employees, our natural gas customers and residents of Arizona, California and Nevada to purchase shares of Southwest Gas Corporation common stock (“Common Stock”). Anyone who joins and participates in the Plan will be considered a “Participant.” Participation is voluntary.

The Plan provides a convenient method for our existing shareholders to reinvest their Common Stock dividends automatically into additional shares of Common Stock and for new shareholders to purchase shares of Common Stock. The Plan is set forth and explained in question-and-answer format under the heading “The Plan” beginning on page 5 of this prospectus. If you own shares of Common Stock and choose not to participate in the Plan, you will receive cash dividends, as declared, in the usual manner.

Shares of Common Stock for Participants under the Plan will either be purchased directly from us or through the Plan Administrator in the open market. The price of shares purchased by Participants with reinvested dividends, initial investments or optional cash payments will be (i) in the case of the purchase of original shares of Common Stock, the composite closing price of the Common Stock on the investment date as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association (or, if no trading in the Common Stock occurs on that date, the composite closing price on the next preceding date on which trading occurred) and (ii) in the case of the purchase of shares of Common Stock in the open market, the weighted average price (excluding brokerage commissions) paid to obtain the Common Stock on the investment date.

Our Common Stock is listed on the New York Stock Exchange (symbol “SWX”).

Investing in the Common Stock involves risks. See “Risk Factors” beginning on page 2.

WE ENCOURAGE YOU TO READ THIS PROSPECTUS CAREFULLY AND TO KEEP IT FOR FUTURE

REFERENCE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE

CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT A

SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR

SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON

THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 12, 2012.

RISK FACTORS

Investing in the Common Stock involves risks that could affect us and our business, as well as the energy industry generally. Please see the risk factors as discussed under Item 1A, “Risk Factors” of Part I in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequently filed periodic or current reports, which are incorporated by reference into this prospectus. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports, which are also incorporated by reference into this prospectus. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing shares of Common Stock, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this prospectus. Each of the risks described could result in a decrease in the value of the Common Stock and your investment in our Company.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. A number of important factors affecting our business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, our ability to recover costs through our purchased gas adjustment mechanisms, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets, financing costs, pension expense forecasts, changes in construction expenditures and financing, renewal of franchises, easements and rights-of-way, changes in operations and maintenance expenses, effects of accounting changes, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, acquisitions and management’s plans related thereto, competition, and our ability to raise capital in external financings. If any of those risks and uncertainties materializes, actual results could differ materially from those discussed in any such forward-looking statement. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of our current and periodic reports, and other filings, filed from time to time with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing and operations and maintenance expenses will continue in future periods.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our Common Stock is listed.

We have filed with the SEC an automatic registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this prospectus, except to the extent that the information is superseded in this prospectus. This prospectus incorporates by reference the information contained in the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

•

The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 21, 2011) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our Current Report on Form 8-K filed on February 27, 2012.

•	A description of the Common Stock contained in our Current Report on Form 8-K dated July 22, 2003.

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering.

If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the documents other than those exhibits that are specifically incorporated by reference into this prospectus), you may call or write to Wells Fargo Shareowner Services, P.O. Box 64856, St. Paul, Minnesota 55164-0856, or telephone (800) 331-1119. We will provide you these documents free of charge.

OVERVIEW OF COMPANY

Southwest was incorporated in March 1931 under the laws of the state of California and is composed of two business segments: natural gas operations and construction services.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

NPL Construction Co., a wholly owned subsidiary, is a full-service underground piping contractor that primarily provides utility companies with trenching and installation, replacement, and maintenance services for energy distribution systems.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (“CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission.

Our administrative offices are located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237.

Unless the context requires otherwise, when we use the terms “Southwest,” the “Company,” “we,” “our” or “us,” we are referring to Southwest Gas Corporation.

USE OF PROCEEDS

To the extent that we directly issue original shares of Common Stock to Participants under the Plan, we will use the proceeds in connection with our construction program, to pay for additional capital improvements to our facilities and for other corporate purposes. Pending disbursement for this purpose, we may use the proceeds to reduce the amount of our short-term indebtedness; however, we do not anticipate using a material part of the proceeds to discharge indebtedness. We cannot predict how many original shares will be sold under the Plan and, therefore, cannot estimate the amount of proceeds that we will receive. If the plan administrator, Wells Fargo Shareowner Services, a division of Wells Fargo Bank N.A. (the “Plan Administrator”), purchases shares of Common Stock in the open market under the Plan, we will not receive any proceeds.

THE PLAN

The following is a detailed description of the Plan in question-and-answer format. For additional information concerning the Plan, please contact the Plan Administrator at (800) 331-1119 or (651) 450-4064.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide to our shareholders, our natural gas customers, our employees and residents of Arizona, California and Nevada a simple and convenient method of investing in our Common Stock. Shares of Common Stock purchased under the Plan will be either authorized but unissued shares purchased from us (“Original Issue Shares”) or outstanding shares purchased in the open market or through negotiated transactions by the Plan Administrator (“Open Market Shares”). The decision to purchase shares in the open market will depend upon the financial requirements of the Company. To the extent we issue Original Issue Shares, we will use the sale proceeds for our continuing construction program to pay for additional capital improvements and for other corporate purposes. If the Plan Administrator purchases Open Market Shares, we will not receive any sale proceeds.

FEATURES

2.	What are the features of the Plan?

You may make an initial investment in shares of Common Stock by making a minimum payment of $250. Thereafter, you may invest in additional shares by making optional cash payments of no less than $50. Your initial investment and any optional cash payments in the aggregate may not exceed $100,000 per calendar year.

You must reinvest all of your cash dividends automatically in additional shares of Common Stock when the total shares owned by you are less than 250 shares. If you own 250 or more shares, you have the option of receiving 50% of your dividends in cash.

Full investment of funds is possible under the Plan because you will be credited fractions of shares of Common Stock, as well as full shares, to your Plan account or accounts. In addition, you will be credited dividends on fractional shares, as well as full shares, to your Plan account. The Plan Administrator will provide simplified record keeping by preparing and distributing to you regular statements of Plan accounts.

ADMINISTRATION

3.	Who administers the Plan?

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the Plan Administrator. The Plan Administrator either directly or through affiliates maintains records, sends statements of Plan accounts to Participants and performs other duties relating to the Plan. The Plan Administrator appoints an independent agent to act for you in purchasing and selling shares of our Common Stock in the open market through negotiated transactions and, under limited circumstances, from us. The Plan Administrator will furnish the name of the independent agent, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the Participant. Subject to the objective of obtaining the lowest overall cost of shares purchased, the Plan Administrator will have full discretion in all matters relating to purchases and sale of such shares. The Plan Administrator will register in the name of the nominee those shares purchased for you under the Plan, and the nominee will hold those shares for your Plan account until you otherwise instruct.

During the period that initial and any optional cash payments are pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of the Plan, “Permitted Investments” means any money market mutual funds registered under the Investment Company Act of 1940 (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments is the responsibility of the Plan Administrator. Investment income from such Permitted Investments will be retained by the Plan Administrator.

Plan Administrator contact information is as follows:

By telephone:	(800) 331-1119 toll free within the United States, and outside the United States at (651) 450-4064. Wells Fargo Shareowner Services representatives are available Monday through Friday 7:00 a.m. to 7:00 p.m. Central Standard Time.

By facsimile:	(651) 450-4085

By internet:	www.shareowneronline.com

4.	Where should I send my correspondence regarding the Plan?

You should direct and send all correspondence regarding the Plan to:

Wells Fargo Shareowner Services

P.O. Box 64856

St. Paul, Minnesota, 55164-0856

Please include your name, address, daytime telephone number, and your account number and specify “Southwest Gas Corporation” on all correspondence.

PARTICIPATION

5.	Who may participate in the Plan?

Our shareholders, our natural gas customers, our employees and all residents of Arizona, California and Nevada are eligible to participate in the Plan.

A Plan account may be opened in your name, jointly in your name and that of another person, in your name and that of a single beneficiary, in the name of your trust, or in your name as custodian for a minor or as trustee for another person by completing the Account Authorization Form in the proper manner.

6.	How does an eligible individual join the Plan?

•            If you are a shareholder of record, you may join the Plan by completing and returning an Account Authorization Form. If you are a beneficial shareholder, i.e., your shares are held in a brokerage, bank or other intermediary account, you can participate in the Plan by instructing your broker, bank or other intermediary to have your shares transferred into your name. After those shares are transferred into your name you will receive a Southwest Gas Corporation shareowner account statement. Then you may join the Plan as described below for an eligible individual. (See Question 7 below.) If you do not wish to transfer shares into your name from your brokerage, bank or other intermediary you can participate by making a minimum initial investment of $250.

•            If you are one of our natural gas customers, you may join the Plan by completing an Account Authorization Form and returning it to the Plan Administrator along with a minimum initial investment of $250.

•            If you are one of our employees and participate in our Employees’ Investment Plan (“EIP”), you may join the Plan by completing and returning an Account Authorization Form with a minimum $50 initial investment up to $100,000. If you are one of our employees and do not participate in the EIP, you may join the Plan by completing an Account Authorization Form and returning it to the Plan Administrator along with a minimum initial investment of $250.

•            If you are a resident of Arizona, California or Nevada and do not otherwise qualify to participate in the Plan, you may join the Plan by completing an Account Authorization Form and returning it to the Plan Administrator along with a minimum initial investment of $250.

The Plan Administrator will furnish Account Authorization Forms to you at any time upon your request in writing to Wells Fargo Shareowner Services, P.O. Box 64856, St. Paul, MN 55164-0856, or by telephoning (800) 331-1119. You also have the option to enroll in the Plan online at www.shareowneronline.com; however, you must agree to make a one-time deduction from your bank account for the initial investment of at least $250.

7.	When can an eligible individual join the Plan?

If you are one of our shareholders, or one of our employees who is participating in the EIP, you may join the Plan at any time. If the Plan Administrator receives an Account Authorization Form on or before the record date for a dividend payment, reinvestment of dividends will begin with that dividend. If the Plan Administrator receives an Account Authorization Form after the record date, reinvestment of dividends will begin with the next dividend payment date. (See also Question 11 below.)

Our natural gas customers, our employees who do not participate in the EIP, and residents of Arizona, California and Nevada who are not already shareholders, will join the Plan once their initial minimum investment of $250 has been used to purchase shares of Common Stock. An initial minimum investment of $250 received during any month will be invested as of the next investment date. Upon the purchase of shares of Common Stock with your initial minimum investment, you will become a Participant under the Plan.

8.	What does the Account Authorization Form provide?

The Account Authorization Form authorizes the following:

Initial Investment. Upon receipt of a minimum initial investment payment of $250 from one of our natural gas customers, one of our employees who does not participate in the EIP, or a resident of Arizona, California and Nevada who is not already a shareholder, the Plan Administrator will purchase shares of Common Stock for your Plan account on the next investment date. (See also Question 10 below.)

Optional Cash Payments. Upon receipt of optional cash payments, in amounts from a minimum of $50 up to a maximum of $100,000 per calendar year, the Plan Administrator will purchase shares of Common Stock for your Plan account on the next investment date. (See also Optional Cash Payments below.)

Dividend Reinvestment. The Plan Administrator will automatically reinvest dividends on all shares of Common Stock held in Plan accounts on the investment date that coincides with the payment of dividends for shares of Common Stock. (See also Question 11 below.) If you own a total of 250 or more shares, you will have the option of receiving one-half of your dividends in cash. If you deposit and maintain all of your shares with the Plan for safekeeping purposes only, you will have the option of receiving 90% of your dividends in cash.

INITIAL INVESTMENTS

9.	Is there any investment requirement to continue to participate in the Plan?

Yes. Participants are required to invest and/or reinvest a minimum of $250 annually.

10.	When will initial minimum investment payments be invested?

Initial investment payments that the Plan Administrator receives two business days prior to the investment date will be invested on Friday of each week (unless that day is not a day that the New York Stock Exchange is open for trading, in which case the investment will be made on the next New York Stock Exchange trading day; each such date, an “Investment Date”).

Upon receipt of your written request two business days before the investment date in which the Plan Administrator is holding the initial investment, you may, without withdrawing from the Plan, receive the return of a portion of the initial investment payment, provided that a minimum of $250 is maintained in the Plan. We will not pay you any interest on payments that we receive and hold prior to investment.

REINVESTED DIVIDENDS

11.	When will dividends be reinvested?

You may direct that any dividends on shares of Common Stock be reinvested under the Plan, and those dividends will be reinvested on the investment date coinciding with the payment of the dividend. We have ordinarily paid Common Stock dividends on the first business day of March, June, September, and December, but we cannot guarantee or assure you that we will continue to pay dividends on this basis. Common Stock acquired with reinvested dividends will either be Original Issue Shares or Open Market Shares, depending on the financial requirements of the Company.

Instructions regarding the automatic reinvestment of dividends on shares of Common Stock that you hold of record will be effective on the dividend payment date if the Plan Administrator receives your Account Authorization Form by the record date established for a dividend payment. If the Plan Administrator receives instructions after the record date for a dividend, those instructions will not be effective until the next dividend payment date.

OPTIONAL CASH PAYMENTS

12.	Who is eligible to make optional cash payments?

Once you become a Participant, you are eligible to make optional cash payments of at least $50 at any time. You may make optional cash payments after joining the Plan by enclosing your payment with the Transaction Request Form provided on your statement.

Optional cash payments cannot be less than $50 and cannot exceed $100,000 per calendar year per Participant. Optional cash payments can be made by check payable to: Wells Fargo Shareowner Services, P.O. Box 64856, St. Paul, MN 55164-0856. You should include your Plan account number on all checks.

13.	When will optional cash payments be invested and when will dividends be paid on shares of Common Stock purchased with optional cash payments?

If the Plan Administrator receives optional cash payments one business day prior to the investment date, such payments will be invested on Friday of each week (unless that day is not a day that the New York Stock Exchange is open for trading, in which case the investment will be made on the next New York Stock Exchange trading day; each such date, an “Investment Date”).

The Plan Administrator will reinvest any dividends on shares of Common Stock purchased with optional cash payments on or before the dividend record date. Common Stock dividend payment dates are ordinarily the first business day of March, June, September, and December. We cannot guarantee or assure you that we will continue to pay dividends on this basis.

You may, without withdrawing from the Plan, direct the Plan Administrator to return to you any optional cash payment they are holding upon receipt of your written request at least two business days before the investment date. We will not pay you any interest on payments that we receive and hold prior to investment.

14.	How do I make payments?

You may vary the amount of the optional cash payment at any time (no less than $50). However, you are encouraged to set an investment goal and then send a fixed amount every month or quarter. You may make a payment by enclosing and sending a check payable to the Plan Administrator with the Account Authorization

Form or the Transaction Request Form provided with your statement. In addition, Participants may also make electronic transfers from their checking or savings accounts. Plan investments must be made separately from payments for gas service. Optional cash payments under the Plan cannot be included in a check or money order submitted for payment of gas service or with an invoice for gas service.

You may make automatic investments up to twice per month, whether initial or optional cash investments, of at least $50 by electronic funds transfer from a pre-designated account with a U.S. financial institution. To initiate automatic investments, you must complete and return to the Plan Administrator the automatic cash withdrawal and investment section of the Account Authorization Form, as well as deliver to the Plan Administrator a voided blank check or a savings deposit slip for the account from which funds are to be drawn. You may obtain the Account Authorization Form from the Plan Administrator. Automatic investments will be initiated as promptly as practicable. Funds then will be drawn from your designated account on the 10th or 25th of each month, or both (as chosen by you), or, if the 10th or 25th day falls on a weekend or bank holiday, the first business day thereafter, and will be invested in Common Stock on the next investment date.

You may change the amount of your future automatic investments by completing and submitting to the Plan Administrator a new Account Authorization Form. You may terminate your automatic investments by notifying the Plan Administrator by telephone, in writing or through the internet. To be effective with respect to the next automatic investment date, the Plan Administrator must receive the notice at least 15 business days preceding that date.

EXPENSES

15.	Will I be charged any expenses in connection with the purchase of shares of Common Stock under the Plan?

There are no expenses charged to Participants in connection with purchases of Common Stock under the Plan. The Plan Administrator will not charge you, and you are not responsible for, any expenses in connection with purchases of Common Stock under the Plan. We will pay all costs of administration of the Plan and any brokerage commissions or service fees incurred in purchasing shares of Common Stock. However, if you request to sell your shares, the Plan Administrator will deduct any related, incurred brokerage commissions or service fees from the sale proceeds that are remitted to you. See the attached Addendum A regarding fees charged for the sale of shares of Common Stock under the Plan and in other situations.

PURCHASING AND PRICING OF SHARES

16.	How many shares of Common Stock will be purchased for me?

The number of shares of Company Common Stock to be purchased for you on any investment date will depend upon the amount of the optional cash payments received since your last investment in the Plan, the amount of your dividends to be reinvested and the price of the Common Stock on the investment date. On each investment date, your Plan account will be credited with that number of shares of Common Stock, including fractional shares, equal to the total amount to be invested and reinvested on your behalf, divided by the price of the Common Stock on the investment date. Fractional shares will earn proportionate dividends as declared.

17.	How is the purchase price of shares of Common Stock determined?

When Original Issue Shares are purchased, the price of the shares of Common Stock will be the composite closing price of the Common Stock as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association on the investment date, or, if no trading in the Common Stock occurs on that date, the composite closing price on the last trading date before the investment date. When the Plan Administrator purchases Open Market Shares, the price of the shares will be the weighted average price of the Common Stock acquired on the investment date.

SAFEKEEPING

18.	Do I have the option of depositing my stock certificate(s) in the Plan for safekeeping?

Yes. The Plan provides you the opportunity to deposit your Common Stock certificate(s) with the Plan for safekeeping. By taking advantage of this option, you will eliminate the risk and inconvenience associated with the loss, misplacement or destruction of your certificate(s). By participating in the Plan through this option, you have the opportunity to buy additional shares of Common Stock and sell shares through the Plan. If you select this option, you must reinvest at least 10% of your dividends received through the Plan.

19.	Does your Company offer an IRA option under the Plan?

No. While the Company previously made available a traditional IRA option as a way of investing in the Company’s Common Stock through the Plan, such an IRA option is no longer available.

PARTICIPANT ACCOUNTS AND RECORDS

20.	What records and accounts will you maintain for me?

The Plan Administrator will maintain a Plan account for you. The Plan Administrator will credit to your Plan account all shares of Common Stock purchased for you under the Plan. When the Plan Administrator issues you a certificate(s) for shares or when shares are sold from your Plan account the Plan Administrator will withdraw those shares from your Plan account.

21.	What Plan reports will you send me?

You will receive a statement of your Plan account after each dividend and after any other Plan account activity. THESE STATEMENTS ARE YOUR CONTINUING RECORD OF THE COST OF YOUR PURCHASES. YEAR-END AND FINAL STATEMENTS SHOULD BE RETAINED FOR INCOME TAX PURPOSES. In addition, you will receive each amended prospectus for the Plan and copies of all communications sent generally to other holders of Common Stock, including our quarterly reports to shareholders, our annual report to shareholders, notice of annual meeting and proxy statement and tax information with respect to dividends paid. You are entitled to vote all shares of Common Stock, including fractional shares, held in your Plan account, and you will receive a Plan proxy enabling you to vote your shares. (See also Question 30 below.)

WITHDRAWAL AND TERMINATION

22.	When may I withdraw from the Plan?

You may withdraw from the Plan by telephoning or by providing a written request to the Plan Administrator. You must arrange for your request to be signed by all adult registered holders listed on your Plan account. The Plan Administrator will generally process these requests daily. If your request is received on or before the record date for a dividend, the Plan Administrator will process the request. A separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan. If the Plan Administrator receives your request after the record date and on or before the investment date for that dividend, the Plan Administrator will process your request. However, your Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to withdraw the additional shares. (See also Question 25 below.)

23.	How do I withdraw from the Plan?

In order to withdraw from the Plan, you must notify the Plan Administrator to issue to you either a certificate or direct registration of the whole shares of Common Stock in your Plan account or to deliver to you the proceeds of sale. You must arrange for your request to be signed by all registered holders listed on your Plan account. The Plan Administrator will sell fractional shares in all cases. On or prior to requesting the sale of shares or the sale of fractional shares, the Plan Administrator must have a certified tax identification number on file to avoid federal income tax withholding.

24.	Can you terminate me as a Participant?

Yes. Our administrative costs for each Plan account do not justify inactivity. We or the Plan Administrator reserve the right to terminate your Plan account if you have not invested or reinvested a minimum of $250 in any twelve-month period. In addition, the Plan Administrator reserves the right to terminate your Plan account if your check or other form of remittance has not been honored.

25.	What happens upon my withdrawal from, or the termination or discontinuance of, the Plan?

When you withdraw from the Plan, or when we or the Plan Administrator terminate your Plan account or discontinue the Plan, certificates or direct registration shares will be issued for all whole shares of Common Stock credited to the Plan accounts within 30 days of that event. The Plan Administrator will then make cash payments for fractional shares and deduct any selling costs from the sale proceeds before making the cash payment.

In the alternative, you may request that the Plan Administrator sell all of the shares of Common Stock, both whole and fractional, credited to your Plan account. The Plan Administrator will charge to you any related selling costs, and you will receive the sale proceeds less these costs.

26.	Is there a grace period to re-enroll in the Plan?

Yes. You may re-enroll in the Plan 30 days after you have withdrawn from the Plan, as long as you continue to qualify under the terms of the Plan. (See Participation above.)

OTHER INFORMATION

27.	Will you issue certificates for shares of Common Stock purchased under the Plan?

Yes. Upon your request, certificates will be issued to you for whole shares of Common Stock purchased under the Plan. You may withdraw from your Plan account whole shares up to the number credited to your Plan account. The Plan Administrator will continue to credit your Plan account any remaining full and fractional shares. The Plan Administrator will register the certificates for shares issued to you in the same name or names in which your Plan account is maintained. The Plan Administrator will either reinvest or pay dividends in cash on all of your shares, including those shares for which certificates have been issued, as provided under the Plan. The Plan Administrator will not issue certificates for fractional shares under any circumstances.

28.	May I request that you sell a portion of the shares of Common Stock held in my Plan account?

Yes. You can request that the Plan Administrator sell any number of whole shares of Common Stock credited to your Plan account, provided that you maintain a minimum of 100 shares in your Plan account. You will be charged for any related selling costs, and you will receive the sale proceeds less these costs.

29.	May I pledge or assign shares of Common Stock in my Plan account?

No. You may not pledge or assign shares of Common Stock credited to your Plan account. If you wish to assign or pledge shares, you must request that certificates for the shares or direct registration of the shares be issued in your name.

30.	How will my shares of Common Stock be voted at meetings of shareholders?

You will receive Plan proxy cards covering the number of full and fractional shares of Common Stock held under your Plan account, thereby enabling you to vote your shares. If you return to us a proxy card that is properly signed and marked for voting, all of the shares covered by the proxy card will be voted as marked. If no instructions are indicated on a properly signed and returned proxy card, your shares will be voted in accordance with our recommendations. If the Plan proxy card is not returned, a Participant’s shares may be voted only if the Participant or a duly appointed representative votes in person at the meeting.

31.	What are your and the Plan Administrator’s liabilities under the Plan?

The Plan provides that we and any Plan Administrator will not be liable for any act done in good faith or any good faith omission, including, without limitation, (i) any claim of liability arising out of failure to terminate your Plan account upon your death prior to our receipt of legally sufficient instructions to do so, (ii) with respect to prices at which shares of Common Stock are purchased or sold for the Participant’s account, (iii) the times when such purchases or sales are made or (iv) with respect to any fluctuation in the market value after the purchase or sale of shares.

The Plan Administrator is acting solely as agent for us and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or us.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall we or the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if we or the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

Neither we nor the Plan Administrator shall: (i) be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than our or its own; and (ii) be obligated to take any legal action hereunder that might, in our or its judgment, involve any expense or liability, unless we or it have been furnished with reasonable indemnity.

Neither we nor the Plan Administrator shall be responsible or liable for any failure or delay in the performance of the obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond our or its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

YOU SHOULD RECOGNIZE THAT NEITHER SOUTHWEST NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF PROFITS OR PROTECT YOU AGAINST LOSSES IN THE VALUE OF THE SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN OR ASSURE YOU OF ANY FUTURE DIVIDENDS.

This Plan is purely voluntary on our part. Neither the Plan’s establishment nor any amendment nor the creation of any Plan account will be construed as giving Participants any legal or equitable rights against us or the Plan Administrator unless specifically provided for in the Plan or conferred by the Plan Administrators’ or our affirmative actions according to the terms and provisions in the Plan. These actions will not be construed as giving any employee the right to be retained in our service.

32.	May you modify, suspend or discontinue the Plan?

Yes. We reserve the right to suspend, modify or discontinue the Plan at any time and to interpret and regulate the Plan as we deem necessary or desirable in connection with the operation of the Plan. Notice of any suspension, modification or termination will be mailed to you at the address shown in the Plan Administrator’s records. (See also Question 25 above.)

33.	What happens if you make a rights offering?

As we will do for all shareholders, we will notify you of a rights offering. Upon receiving notification that rights are exercisable, you should instruct the Plan Administrator before the rights expire, to exercise the rights. If we do not timely receive those instructions, the Plan Administrator will sell the unexercised rights on the open market and proportionally credit your Plan account to the extent the rights are not exercised with the proceeds for investment on the next investment date.

34.	What happens if you declare a stock split or issue a stock dividend?

In the event of a stock split or stock dividend, your Plan account will be proportionally credited the additional shares of Common Stock attributable to your interest in the Plan.

35.	May I obtain the complete text of the Plan?

Yes. You may request a copy of the Plan from Wells Fargo Shareowner Services, P.O. Box 64856, St. Paul, MN 55164-0856, or by telephoning the Plan Administrator at (800) 331-1119.

36.	Is it important that I stay in contact with the Company through the Plan Administrator?

Yes. Many state unclaimed property laws specify that if an account owner does not initiate “active contact” with the Plan Administrator (Wells Fargo Shareowner Services) during any state’s specified period, the property in the account may be deemed “abandoned.” For accounts that meet a state’s definition of “abandoned,” the Plan Administrator may be legally required to transfer the property in the account, including shares and dividends, to the state of the account’s last known residence. To prevent this from occurring, Participants should cash dividend checks and respond as directed to mailings requesting that they contact the Plan Administrator, and immediately notify the Plan Administrator of any change of address by telephone and/or through online services.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following is a brief summary of some of the principal U.S. federal income tax considerations applicable, as of the date of this prospectus, to participation in the plan. It is based on the Internal Revenue Code of 1986, as amended, United States Treasury Regulations, administrative rulings and court decisions, in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the Plan. For example, it does not address any state, local or foreign tax consequences of your participation. You should consult your own tax adviser about the tax consequences of your participation in the Plan.

In general, Participants in the Plan have the same U.S. federal income tax consequences with respect to dividends as shareholders not participating in the Plan. You are treated for U.S. federal income tax purposes as having received on each dividend payment date with respect to shares of Common Stock held for you, a dividend equal to the full amount of the cash dividends payable on both the shares of our Common Stock registered in your own name and the Common Stock held through the Plan, even though the amount of dividends reinvested is not actually received in cash but is instead applied to the purchase of our Common Stock for your account under the Plan. In addition, the amount of brokerage commissions paid by us on your behalf (where Plan Common Stock is purchased on the open market) is treated as a distribution to you which is subject to income tax in the same manner as dividends. Generally, any such distribution will be taxable to you as ordinary dividend income to the extent of your share of our current or accumulated earnings and profits. The amount of any distribution in excess of earnings and profits, not taxable as ordinary dividend income, will reduce your tax basis in the Common Stock with respect to which the distribution was received, and, to the extent it exceeds your tax basis, as gain from a sale of that Common Stock.

Your statement of account under the Plan shows the price per share to you of our Common Stock purchased with reinvested dividends. That price, which includes the brokerage commissions paid by us on your behalf on purchase under the Plan of shares of our Common Stock, is your federal income tax basis of shares of our Common Stock acquired under the Plan. The Plan assumes that each Participant will use the first-in, first-out “FIFO” method to determine the tax basis of any shares sold. Participants may designate their preference for a different method of determining tax basis of shares, such as “specific identification” or the “average basis method”, by identifying this preference in writing to the Plan Administrator.

Your statement of account also shows the date on which the shares of Common Stock purchased under the Plan were credited to your account. Your holding period for our Common Stock purchased under the Plan generally begins on the date following the date on which those shares of our Common Stock are credited to your Plan account.

You receive an annual statement summarizing all the transactions in your account for that year. The year-end statement includes an Information Return summarizing dividends paid (1099-DIV) to you during the year. If applicable, you also receive an Information Return summarizing proceeds from sales transactions during the prior year (1099-B) or an Information Return for dividends paid on non-U.S. accounts (1042-S). The Plan Administrator provides copies of these Information Returns to the Internal Revenue Service. Although efforts are made to assist Participants by providing periodic statements and other reports, Participants have the ultimate responsibility for maintaining their own records for tax and other purposes.

Information Returns (Forms 1099-DIV) are mailed to Participants each year and set forth the taxable dividends and brokerage commissions reportable for U.S. federal income tax purposes. These dividends and brokerage commissions must be reported on your federal income tax return.

Reinvested dividends are not subject to withholding unless (1) you fail to give your Social Security or tax identification number to the Plan Administrator, (2) the Internal Revenue Service notifies us that you are subject to tax withholding, or (3) you fail to certify, under penalties of perjury, that you are not subject to backup withholding if such certification is required. If you are a shareholder whose dividends are subject to tax withholding, we apply toward the purchase of our Common Stock under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. Your statement of account under the Plan indicates the amount of tax withheld.

You will not realize a gain or loss for federal income tax purposes upon receipt of a certificate for whole shares of Common Stock credited to your account under the Plan, whether upon request for such a certificate, upon termination of your participation in the Plan or upon termination of the Plan. However, you may realize a gain or loss upon receipt of a cash payment for whole shares of Common Stock or a fractional common share credited to your account under the Plan when that account is terminated by you, when shares of our Common Stock credited to your account under the Plan are sold or when the Plan is terminated. You may also realize a gain or loss upon your disposition of the Common Stock received from the Plan. The amount of any such gain or loss generally will be the difference between the amount you receive for the whole or fractional shares of our Common Stock and the tax basis of those shares of Common Stock. Generally, gain or loss realized on the disposition of shares of our Common Stock acquired under the Plan will be treated for U.S. federal income tax purposes as a long-term capital gain or loss if, as of the date of such disposition, the holding period with respect to the shares of Common Stock sold exceeds one year; if the shares are held for a shorter period, the gain or loss will be short-term capital gain or loss. For taxable years beginning before 2013, the maximum federal income tax rate for individual taxpayers on adjusted net capital gain (that is, generally, the excess of the taxpayer’s net long-term capital gain over the taxpayer’s net short-term capital loss) is 15%.

PLAN OF DISTRIBUTION

Shares of Common Stock for Participants under the Plan will either be directly purchased from us or through the Plan Administrator in the open market. We will pay any brokerage commissions or service fees for purchases of shares of our Common Stock under the Plan and certain costs for administration of the Plan. (See Addendum A attached hereto and Question 15 above.) We have agreed to indemnify the Plan Administrator and certain of its affiliates for certain liabilities incurred in connection with services performed in relation to the Plan.

INTERESTS OF NAMED COUNSEL

Mr. Joshua M. Westerman, Esq., Senior Counsel of the Company, has opined upon the validity of the shares of Common Stock offered by this Prospectus. We employ Mr. Westerman on a full-time basis.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Addendum A

Southwest Gas Corporation

Dividend Reinvestment and Stock Purchase Plan Fees

As of March 12, 2012

*The fee amounts set forth herein are current only as of March 12, 2012 and are subject to change by the Plan Administrator.

Enrollment Fees

Initial Enrollment in Plan	Company Paid

Minimum and Maximum Investment Amounts

Minimum Cash Investment (per transaction)	$50.00
Maximum Calendar Year Investment	$100,000.00

Participant Fees

	Administrative Fee	Brokerage Fee (Per Share)
Quarterly Reinvestment	Company Paid	Company Paid
Optional Cash Investment via Check	Company Paid	Company Paid
Monthly Automatic Optional Cash Investment	Company Paid	Company Paid
Individual Automatic Optional Cash Investment	Company Paid	Company Paid

Returned Check or Rejected Automatic Bank Withdrawal (per item)	$30.00
Sale of Plan Shares (each sell request)	$10.00	$0.12
Direct Deposit of Net Sale Proceeds (per transaction)	$5.00

Duplicate Statement & Research Fees

Current Year Duplicate Statement	No Fee
Prior Year Duplicate Statement (per year)	$15.00
Research Fee	Call for fee information

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or any administrator, dealer or underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

511,414 Shares

COMMON STOCK, $1 Par Value

PROSPECTUS

DIVIDEND REINVESTMENT

AND

STOCK PURCHASE PLAN

CUSIP 844895 10 2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by Southwest Gas Corporation in connection with the distribution of the securities registered under this registration statement:

SEC registration fee		$0
Accounting fees and expenses		+
Legal fees and expenses		+
Printing fees		+
Miscellaneous		+

TOTAL	$	+

+	Estimated expenses are not presently known.

Other than the expenses listed above and annual administration costs of approximately $25,000, no other significant expenses of issuance and distribution are expected to arise since the purchase of the 511,414 shares of the Company’s Common Stock, $1 par value, will be made directly from the Company with no underwriting discounts or commissions payable.

Item 15.	Indemnification of Directors and Officers

Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VIII of the Registrant’s Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Registrant has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers of the Company.

Item 16.	Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Common Stock Certificate, par value $1 per share (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K dated July 22, 2003)

5.1	Opinion of Counsel of the Company regarding legality of the securities to be registered

12.1	Computation of Ratios of Earnings to Fixed charges (incorporated by reference to Exhibit 12.01 to the Annual Report on Form 10-K for 2011)

23.1	Consent of Counsel of the Company (included in opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

24.1	Powers of Attorney

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 12, 2012.

SOUTHWEST GAS CORPORATION

By	/s/ JEFFREY W. SHAW
Jeffrey W. Shaw
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ JEFFREY W. SHAW (Jeffrey W. Shaw)	Director, Chief Executive Officer (Principal Executive Officer)	March 12, 2012

/s/ ROY R. CENTRELLA (Roy R. Centrella)	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	March 12, 2012

/s/ GREGORY J. PETERSON (Gregory J. Peterson)	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 12, 2012

Signature	Title	Date

/s/ ROBERT L. BOUGHNER * (Robert L. Boughner)	Director	March 12, 2012

/s/ JOSÉ A. CÁRDENAS * (José A. Cárdenas)	Director	March 12, 2012

/s/ THOMAS E. CHESTNUT * (Thomas E. Chestnut)	Director	March 12, 2012

/s/ STEPHEN C. COMER * (Stephen C. Comer)	Director	March 12, 2012

/s/ LEROY C. HANNEMAN, JR * (LeRoy C. Hanneman, Jr.)	Director	March 12, 2012

/s/ MICHAEL O. MAFFIE * (Michael O. Maffie)	Director	March 12, 2012

/s/ ANNE L. MARIUCCI * (Anne L. Mariucci)	Director	March 12, 2012

Signature	Title	Date

/s/ MICHAEL J. MELARKEY * (Michael J. Melarkey)	Chairman of the Board of Directors	March 12, 2012

/s/ A. RANDALL THOMAN* (A. Randall Thoman)	Director	March 12, 2012

/s/ THOMAS A. THOMAS * (Thomas A. Thomas)	Director	March 12, 2012

/s/ TERRENCE L. WRIGHT * (Terrence L. Wright)	Director	March 12, 2012

* By	/s/ ROY R. CENTRELLA
(Roy R. Centrella)
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Counsel of the Company regarding legality of the securities to be registered

23.1	Consent of Counsel of the Company (included in opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

24.1	Powers of Attorney